UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2016

GS Mortgage Securities Trust 2015-GS1

(Exact name of issuing entity)

GS Mortgage Securities Corporation II

(Exact name of the depositor as specified in its charter)

Goldman Sachs Mortgage Company

Cantor Commercial Real Estate Lending, L.P.

(Exact name of sponsors as specified in their charters)

Delaware	333-191331-11	22-3442024
(State or other jurisdiction	(Commission File Number	(IRS Employer Identification
of incorporation of depositor)	of issuing entity)	No. of depositor)

200 West Street
New York, New York	10282
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code (212) 902-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2015, GS Mortgage Securities Corporation II (the “Depositor”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2015 (the “Pooling and Servicing Agreement”), among the Depositor, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Well Fargo Bank, National Association, as special servicer, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee, of GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 (the “Certificates”).

The Certificates represent, in the aggregate, the entire beneficial ownership in GS Mortgage Securities Trust 2015-GS1 (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of 39 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 69 commercial, multifamily and manufactured housing community properties (the “Mortgaged Properties”).

The Mortgage Loan secured by the Mortgaged Property identified as “Element LA” on Exhibit B to the Pooling and Servicing Agreement (the “Element LA Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “Element LA Whole Loan”) that includes the Element LA Mortgage Loan and three other loans that are pari passu to the Element LA Mortgage Loan and to each other (each, an “Element LA Companion Loan”). The Element LA Companion Loans are not assets of the Issuing Entity. The Element LA Whole Loan, including the Element LA Mortgage Loan, is being serviced and administered pursuant to (i) a pooling and servicing agreement dated as of January 1, 2016, among CCRE Commercial Mortgage Securities, L.P., as depositor, Wells Fargo Bank, National Association, as master servicer (the “C3 Master Servicer”), CWCapital Asset Management, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services, LLC, as operating advisor and asset representations reviewer, as to which an executed version was attached to the current report on Form 8-K filed by the Issuing Entity on February 3, 2016, (ii) the related Co-Lender Agreement (as defined in the Pooling and Servicing Agreement), as to which an executed version was attached to the current report on Form 8-K filed by the Issuing Entity on December 1, 2015, and (iii) a primary servicing agreement (the “C3 Primary Servicing Agreement”), an executed version of which is attached hereto as Exhibit 4.1 and which is dated as of January 1, 2016, between the C3 Master Servicer and Berkeley Point Capital LLC, as primary servicer.

The terms and conditions of the C3 Primary Servicing Agreement applicable to the servicing of the Element LA Mortgage Loan are substantially similar to the terms and conditions of the primary servicing agreement attached as Exhibit 10.3 to the current report on Form 8-K filed by the Issuing Entity on December 1, 2015, which was replaced by the C3 Primary Servicing Agreement.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)       Exhibits

Exhibit 4.1	Primary Servicing Agreement, dated as of January 1, 2016, between Berkeley Point Capital LLC and Wells Fargo Bank, National Association.

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 10, 2017	GS MORTGAGE SECURITIES CORPORATION II

	By:	/s/ Leah Nivison
Name: Leah Nivison Title: Chief Executive Officer

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Primary Servicing Agreement, dated as of January 1, 2016, between Berkeley Point Capital LLC and Wells Fargo Bank, National Association.	(E)